EXHIBIT 99.2

THE FOLLOWING IS A PRESS RELEASE ISSUED BY INTERLINQ SOFTWARE CORPORATION ON OCTOBER 15, 2002.

News Release	H PO Box 105250, Atlanta, GA 30348 (770) 981-9460 www.harland.net

For More Information, Contact:

Investors	Media
John Stakel Vice President, Treasurer 770-593-5697 jstakel@harland.net	John Pensec Director of Corporate Communications 770-593-5443 jpensec@harland.net

HARLAND FINANCIAL SOLUTIONS COMPLETES
ACQUISITION OF INTERLINQ

Acquisition Secures Leadership Position In Mortgage Technology Market

ATLANTA (October 15, 2002) – Harland Financial Solutions, Inc., a wholly owned subsidiary of John H. Harland Company (NYSE: JH), announced today that it has completed its acquisition of INTERLINQ Software Corporation (Nasdaq: INLQ).

Located in Bellevue, Washington, INTERLINQ is the leading provider of mortgage loan origination, production, and servicing solutions. The INTERLINQ® family of products are used by over 1,400 banks, thrifts, credit unions and mortgage companies.

INTERLINQ is now part of Harland Financial Solutions’ Mortgage Solutions Group, which also includes the SMART™ Suite of mortgage solutions. Michael Jackman, president and chief executive officer of INTERLINQ, will assume leadership of the Mortgage Solutions Group for Harland Financial Solutions.

“The strategic product development direction established at INTERLINQ over the last year dovetails perfectly with the path Harland Financial Solutions is on,” said Michael Jackman. “We see tremendous opportunities through the integration of our respective industry leading product lines.”

John O’Malley, president of Harland Financial Solutions, added “There are three reasons why we acquired INTERLINQ. First, it gives us a clear leadership position in the mortgage technology market. Second, it leverages our expertise in compliance. And third, we value INTERLINQ’s reputation for exceptional customer service.”

Harland Financial Solutions Completes Acquisition of INTERLINQ
October 15, 2002
Page Two

About Harland Financial Solutions
Harland Financial Solutions (www.harlandfinancialsolutions.com) supplies software and services to thousands of financial institutions of all sizes. Harland Financial Solutions is a leader in deposit & loan origination, platform, teller, call-center, mortgage, business intelligence, core processing and customer relationship management systems.

About Harland
Atlanta-based John H. Harland Company (www.harland.net) is listed on the New York Stock Exchange under the symbol “JH.” Harland is a leading provider of software and printed products to the financial institution market. Harland’s software solutions include loan origination software, database marketing, host processing and mortgage services. Harland’s printed products offerings include checks, direct marketing and financial forms. Scantron Corporation (www.scantron.com), a wholly owned subsidiary, is a leading provider of software services and systems for the collection, management and interpretation of data to the financial, commercial and educational markets.

RISK FACTORS AND CAUTIONARY STATEMENTS
This press release contains statements, which may constitute “forward-looking statements.” These statements include statements regarding the intent, belief or current expectations of John H. Harland Company and members of its respective management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. Reference is made to the Risk Factors and Cautionary Statements in Harland’s Form 10-K and Form 10-Q filed under the Securities Exchange Act.